Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 17, 2014, in the Registration Statement (Form S-1) and related Prospectus of ContraFect Corporation dated April 17, 2014.

/s/ Ernst & Young LLP

MetroPark, New Jersey
April 17, 2014